EXHIBIT 21

Subsidiaries of The St. Paul Companies, Inc.

Name		State or Other Jurisdiction of Incorporation

(1)	St. Paul Fire and Marine Insurance Company	Minnesota
Subsidiaries:
	(i) St. Paul Mercury Insurance Co.	Minnesota
	(ii) St. Paul Guardian Insurance Co.	Minnesota
	(iii) St. Paul Fire and Casualty Insurance Co.	Wisconsin
	(iv) Seaboard Surety Company	New York
Subsidiary:
	(a) Northern Indemnity, Inc.	Canada
	(v) St. Paul Insurance Co. of North Dakota	North Dakota
	(vi) St. Paul Specialty Underwriting, Inc.	Delaware
Subsidiaries:
	(a) St. Paul Surplus Lines Insurance Co.	Delaware
	(b) Athena Assurance Co.	Minnesota
	(c) St. Paul Medical Liability Insurance Co.	Minnesota
	(vii) Northbrook Holdings, Inc.	Delaware
Subsidiaries:
	(a) Discover Property & Casualty Insurance Co.	Illinois
	(b) St. Paul Protective Insurance Co.	Illinois
	(viii) St. Paul Venture Capital IV, L.L.C.	Delaware
	(ix) St. Paul Venture Capital V, L.L.C.	Delaware
	(x) St. Paul Venture Capital VI, L.L.C.	Delaware
	(xi) St. Paul Properties, Inc.	Delaware
Subsidiaries:
	(a) 350 Market Street, Inc.	Minnesota
	(xii) United States Fidelity and Guaranty Co.	Maryland
Subsidiaries:
	(a) Fidelity and Guaranty Insurance Underwriters, Inc.	Wisconsin
	(b) Fidelity and Guaranty Insurance Co.	Iowa
	(c) USF&G Insurance Company of Mississippi	Mississippi
	(d) USF&G Specialty Insurance Co.	Maryland
	(e) GeoVera Insurance Co.	Maryland
	(f) Pacific Select Property Insurance Co.	California
	(g) F&G Specialty Insurance Services, Inc.	California
	(h) Discover Re Managers, Inc.	Delaware
Subsidiaries:
	(i) Discover Reinsurance Co.	Indiana
	(ii) Discovery Managers, Ltd.	Connecticut

	(xiii) Unionamerica Holdings plc		United Kingdom
	(xiv) 3921042 Canada Inc.		Canada
	(a) 3207692 Canada Limited		Canada
		(i) 3112675 Canada	Canada
	(1) St. Paul Guarantee Insurance Company		Canada
	(2) 176856 Canada Inc.		Canada
	(a) Coronation Insurance Company Ltd.		Canada
	(xv) Discover Specialty Insurance Company		Illinois

(2)	Nuveen Investments, Inc.*		Delaware
Subsidiaries:
	(i)	Nuveen Investments. LLC	Delaware
	(ii)	Nuveen Advisory Corp.	Delaware
	(iii)	Nuveen Institutional Advisory Corp.	Delaware
	(iv)	Nuveen Asset Management, Inc.	Delaware
	(v)	Rittenhouse Asset Management, Inc.	Delaware
	(vi)	Nuveen Senior Loan Asset Management, Inc.	Delaware
	(vii)	Symphony Asset Management, LLC	California
	(viii)	Nuveen Asia Investments, Inc.	Delaware
	(ix)	Nuveen Investment Holdings, Inc.	Delaware
	(x)	Nuveen Investment Advisers, Inc.	Delaware
	(xi)	NWQ Investment Management Company, LLC	Delaware

(3)	St. Paul Re, Inc.		New York

(4)	Camperdown Corporation		Delaware

(5)	St. Paul Venture Capital, Inc.		Delaware

(6)	St. Paul London Properties, Inc.		Minnesota

(7)	St. Paul Multinational Holdings, Inc.		Delaware
Subsidiary:
	(i) St. Paul Insurance Company (S.A.) Limited		South Africa

(8)	SPC Insurance Agency, Inc.		Minnesota

(9)	St. Paul Bermuda Holdings, Inc.
	Subsidiaries:		Delaware
	(i) St. Paul (Bermuda), Ltd.		Bermuda
	(ii) St. Paul Re (Bermuda), Ltd.		Bermuda

(10)	Captiva, Ltd.		Bermuda

(11)	St. Paul Reinsurance Company Limited		United Kingdom

(12)	St. Paul International Insurance Company Limited		United Kingdom

(13)	New World Insurance Company Ltd.		Guernsey

(14)	St. Paul Syndicate Holdings, Ltd.		United Kingdom

(15)	USF&G Financial Services Corporation	Maryland

(16)	Mountain Ridge Insurance Co.	Vermont

(17)	St. Paul Aviation Inc.	Minnesota

*Nuveen Investments, Inc. is a majority-owned subsidiary jointly owned by The St. Paul, which holds a 66% interest, and Fire and Marine, which holds a 13% interest. The remaining 21% is publicly held.